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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 3 to Registration Statement No. 33-62625 of Esterline Technologies Corporation on Form S-3 of our report dated December 11, 1995 appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in Amendment No. 1 on Form 10-K/A of Esterline Technologies Corporation for the year ended October 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Seattle, Washington
January 22, 1996